Exhibit 99.1 - Earnings Release – Second fiscal quarter ended March 31, 2013.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises reports improved revenue trend, lower costs

DAVENPORT, Iowa (April 23, 2013) — Lee Enterprises, Incorporated (NYSE: LEE), a major provider of local news, information and advertising in 50 markets, today reported an improved revenue trend and continued cost reduction for its second fiscal quarter ended March 31, 2013. Preliminary(1) results reflect a loss of 12 cents per diluted common share, compared with a loss of 54 cents a year ago. Excluding unusual matters, adjusted loss per diluted common share(2) totaled 5 cents, compared with a loss of 3 cents a year ago.

“Lee continues to post strong cash flow and reduce debt ahead of schedule as we build on our ability to resume revenue growth,” said Mary Junck, chairman and chief executive officer. She also noted:

•	Revenue trends continue to improve, with total revenue down 2.4% from the same quarter a year ago, the best results in over two years.

•	Mobile advertising revenue continues to grow rapidly, up 165% over a year ago, to $1.4 million.

•	Debt was reduced $23.9 million in the quarter and more than $100 million since refinancing in January 2012.

•	As of March 31, 2013, the principal amount of debt totaled $893.0 million, 18 months ahead of plan.

SECOND QUARTER OPERATING RESULTS(3)

Operating revenue for the 13 weeks ended March 31, 2013 totaled $160.6 million, a decrease of 2.4% compared with a year ago. Combined print and digital advertising revenue decreased 5.3% to $106.5 million, with retail advertising down 2.7%, classified down 7.0% and national down 20.1%. Combined print and digital classified employment revenue decreased 3.0%, while automotive decreased 12.6%, real estate decreased 11.0% and other classified decreased 3.8%. Digital advertising revenue on a stand-alone basis decreased 0.1% to $15.0 million. Print advertising revenue on a stand-alone basis decreased 6.1%. Circulation revenue increased 3.4%.

Operating expenses, excluding depreciation, amortization and unusual matters, decreased 2.9%. Compensation decreased 6.2%, with the average number of full-time equivalent employees down 8.2%. Newsprint and ink expense decreased 12.5%, a result of a reduction in newsprint volume of 10.5%. Other operating expenses increased 3.9%.

Operating cash flow(4) decreased 0.9% from a year ago to $31.9 million. Operating cash flow margin(4) increased to 19.9% from 19.6% a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as unusual matters in both years, operating income increased 10.3% to $18.7 million in the current year quarter, compared with $16.9 million a year ago. Non-operating expenses, primarily interest expense and debt financing costs, increased 9.8%, due to higher interest rates on debt, which were partially offset by lower debt balances. The Company recognized $36.6 million of reorganization costs in the prior year quarter. As previously reported, the Company completed the sale of The Garden Island in the quarter, resulting in a loss of $2.1 million after income taxes, which is included in discontinued

operations. Loss attributable to Lee Enterprises, Incorporated for the quarter totaled $6.0 million, compared with a loss of $26.6 million a year ago.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

The following table summarizes the impact from unusual matters on loss attributable to Lee Enterprises, Incorporated and loss per diluted common share. Per share amounts may not add due to rounding.

			13 Weeks Ended
	March 31 2013		March 25 2012
(Thousands of Dollars, Except Per Share Data)	Amount	Per Share	Amount	Per Share

Loss attributable to Lee Enterprises, Incorporated, as reported	(5,995)	(0.12)	(26,625)	(0.54)
Adjustments:
Debt financing and reorganization costs	1,454		38,635
Other, net	506		463
	1,960		39,098
Income tax effect of adjustments, net	(689)		(13,810)
	1,271	0.02	25,288	0.51
Unusual matters related to discontinued operations	2,181	0.04	48	—
Loss attributable to Lee Enterprises, Incorporated, as adjusted	(2,543)	(0.05)	(1,289)	(0.03)

YEAR TO DATE OPERATING RESULTS(3)

Operating revenue for the 26 weeks ended March 31, 2013, totaled $345.3 million, a decrease of 2.9% compared with a year ago. Combined print and digital advertising revenue decreased 5.8% to $234.6 million, with retail advertising down 3.3%, classified down 7.3% and national down 22.5%. Combined print and digital classified employment revenue decreased 5.8%, while automotive decreased 9.7%, real estate decreased 11.2% and other classified decreased 4.7%. Digital advertising revenue on a stand-alone basis increased 2.4% to $31.2 million. Print advertising revenue on a stand-alone basis decreased 6.9%. Circulation revenue increased 3.7%.

Operating expenses, excluding depreciation, amortization and unusual matters, decreased 3.4%. Compensation decreased 5.5%, with the average number of full-time equivalent employees down 8.4%. Newsprint and ink expense decreased 12.8%, a result of a reduction in newsprint volume of 11.6%. Other operating expenses increased 1.6%.

Operating cash flow(4) decreased 2.0% from a year ago to $83.4 million. Operating cash flow margin increased to 24.2% from 23.9% a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as unusual matters in both years, operating income increased 4.1% to $58.2 million in the current year, compared with $55.9 million a year ago. Non-operating expenses increased 10.5% due to higher interest rates on debt, partially offset by lower debt balances and a $6.9 million gain on sale of an investment. The Company recognized $37.9 million of reorganization costs in the prior year. Loss from discontinued operations, net of income taxes totaled $1.2 million in the current year compared to $0.1 million a year ago. Income attributable to Lee Enterprises, Incorporated totaled $8.6 million, compared to a loss of $12.1 million a year ago.

ADJUSTED EARNINGS AND EPS FOR THE YEAR TO DATE

The following table summarizes the impact from unusual matters on income attributable to Lee Enterprises, Incorporated and income per diluted common share. Per share amounts may not add due to rounding.

			26 Weeks Ended
	March 31 2013		March 25 2012
(Thousands of Dollars, Except Per Share Data)	Amount	Per Share	Amount	Per Share

Income (loss) attributable to Lee Enterprises, Incorporated, as reported	8,575	0.17	(12,072)	(0.26)
Adjustments:
Debt financing and reorganization costs	3,122		41,776
Gain on sale of investment, net	(6,909)		—
Other, net	1,309		742
	(2,478)		42,518
Income tax effect of adjustments, net	865		(15,003)
	(1,613)	(0.03)	27,515	0.58
Unusual matters related to discontinued operations	1,014	0.02	73	—
Income attributable to Lee Enterprises, Incorporated, as adjusted	7,976	0.15	15,516	0.33

DEBT AND FREE CASH FLOW(5)

Debt was reduced $23.9 million in the quarter, $52.9 million for the year to date and $72.5 million in the last 12 months. At March 31, 2013, the principal amount of debt totaled $893.0 million, just under the amount projected in Lee's Plan of Reorganization for September 2014. Free cash flow from continuing operations totaled $9.8 million for the quarter, compared with $0.5 million a year ago. An increase in interest expense in the current year quarter adversely impacted free cash flow, while debt financing and reorganization costs reduced prior year results. Absent a significant increase in LIBOR, Lee expects financial expense to begin to decline in the June 2013 quarter due to lower debt balances and cycling of interest rate changes. Free cash flow in the 53 weeks ended March 2013 totaled $63.2 million, net of $8.9 million of debt financing and reorganization costs paid. Liquidity at the end of the quarter totaled $51.2 million, compared to required debt payments of $14.4 million in the next 12 months.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of 1.2 million daily and 1.4 million Sunday, reaching nearly four million readers in print alone. Lee's websites and mobile and tablet products attracted 23.2 million unique visitors in March 2013. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are our ability to generate cash flows and maintain liquidity sufficient to service our debt, comply with or obtain amendments or waivers of the financial covenants contained in our credit facilities, if necessary, and to refinance our debt as it comes due. Other risks and uncertainties include the impact and duration of continuing adverse conditions in certain aspects of the economy affecting our business, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, maintaining our listing status on the NYSE, competition and other risks detailed from time to time in our publicly filed documents. Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believe”, “expect”, “anticipate”, “intend”, “plan”, “project”, “consider” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	13 Weeks Ended			26 Weeks Ended
(Thousands of Dollars and Shares, Except Per Share Data)	March 31 2013	March 25 2012	Percent Change	March 31 2013	March 25 2012	Percent Change

Advertising revenue:
Retail	65,583	67,400	(2.7)	150,140	155,271	(3.3)
Classified:
Employment	8,673	8,940	(3.0)	16,366	17,378	(5.8)
Automotive	8,303	9,500	(12.6)	17,620	19,506	(9.7)
Real estate	4,424	4,973	(11.0)	9,076	10,223	(11.2)
All other	11,510	11,959	(3.8)	23,143	24,283	(4.7)
Total classified	32,910	35,372	(7.0)	66,205	71,390	(7.3)
National	5,557	6,955	(20.1)	13,376	17,251	(22.5)
Niche publications	2,454	2,692	(8.8)	4,843	5,104	(5.1)
Total advertising revenue	106,504	112,419	(5.3)	234,564	249,016	(5.8)
Circulation	43,970	42,505	3.4	90,026	86,811	3.7
Commercial printing	3,121	2,971	5.0	6,423	6,023	6.6
Other	7,008	6,737	4.0	14,245	13,882	2.6
Total operating revenue	160,603	164,632	(2.4)	345,258	355,732	(2.9)
Operating expenses:
Compensation	64,209	68,426	(6.2)	130,165	137,763	(5.5)
Newsprint and ink	10,712	12,244	(12.5)	22,886	26,234	(12.8)
Other operating expenses	53,259	51,280	3.9	107,470	105,822	1.6
Workforce adjustments	512	468	9.4	1,315	766	71.7
	128,692	132,418	(2.8)	261,836	270,585	(3.2)
Operating cash flow	31,911	32,214	(0.9)	83,422	85,147	(2.0)
Depreciation	5,444	5,948	(8.5)	10,931	11,943	(8.5)
Amortization	9,539	10,770	(11.4)	19,093	21,544	(11.4)
Equity in earnings of associated companies	1,733	1,430	21.2	4,778	4,241	12.7
Operating income	18,661	16,926	10.3	58,176	55,901	4.1

CONSOLIDATED STATEMENTS OF OPERATIONS, continued

	13 Weeks Ended			26 Weeks Ended
(Thousands of Dollars and Shares, Except Per Share Data)	March 31 2013	March 25 2012	Percent Change	March 31 2013	March 25 2012	Percent Change

Non-operating income (expense):
Financial income	5	54	(90.7)	85	109	(22.0)
Financial expense	(22,933)	(20,312)	12.9	(46,399)	(33,064)	40.3
Debt financing costs	(42)	(715)	(94.1)	(89)	(2,739)	(96.8)
Other, net	(61)	—	NM	6,946	—	NM
	(23,031)	(20,973)	9.8	(39,457)	(35,694)	10.5
Income (loss) before reorganization costs and income taxes	(4,370)	(4,047)	8.0	18,719	20,207	(7.4)
Reorganization costs	—	36,626	NM	—	37,867	NM
Income (loss) before income taxes	(4,370)	(40,673)	(89.3)	18,719	(17,660)	NM
Income tax expense (benefit)	(808)	(14,416)	(94.4)	8,640	(5,882)	NM
Income (loss) from continuing operations	(3,562)	(26,257)	(86.4)	10,079	(11,778)	NM
Discontinued operations, net of income taxes	(2,293)	(285)	NM	(1,247)	(141)	NM
Net income (loss)	(5,855)	(26,542)	(77.9)	8,832	(11,919)	NM
Net income attributable to non-controlling interests	(140)	(83)	68.7	(257)	(153)	68.0
Income (loss) attributable to Lee Enterprises, Incorporated	(5,995)	(26,625)	(77.5)	8,575	(12,072)	NM

Income (loss) from continuing operations attributable to Lee Enterprises, Incorporated	(3,702)	(26,340)	(85.9)	9,822	(11,931)	NM

Earnings (loss) per common share:
Basic:
Continuing operations	(0.07)	(0.53)	(86.8)	0.19	(0.25)	NM
Discontinued operations	(0.04)	(0.01)	NM	(0.02)	—	NM
	(0.12)	(0.54)	(77.8)	0.17	(0.26)	NM

Diluted:
Continuing operations	(0.07)	(0.53)	(86.8)	0.19	(0.25)	NM
Discontinued operations	(0.04)	(0.01)	NM	(0.02)	—	NM
	(0.12)	(0.54)	(77.8)	0.17	(0.26)	NM

Average common shares:
Basic	51,796	49,552		51,795	47,242
Diluted	51,796	49,552		51,866	47,242

FREE CASH FLOW FROM CONTINUING OPERATIONS

	13 Weeks Ended		26 Weeks Ended		53 Weeks Ended
(Thousands of Dollars)	March 31 2013	March 25 2012	March 31 2013	March 25 2012	March 31 2013

Operating income	18,661	16,926	58,176	55,901	105,696
Depreciation and amortization	15,164	16,899	30,385	33,848	62,399
Impairment of goodwill and other assets	—	—	—	—	1,388
Stock compensation	364	244	730	489	1,308
Financial income	5	54	85	109	212
Cash interest expense	(21,521)	(19,084)	(43,367)	(31,961)	(89,694)
Debt financing and reorganization costs paid	—	(13,319)	(40)	(23,455)	(8,885)
Cash income tax benefit (paid)	(93)	8	(333)	(124)	931
Non-controlling interests	(140)	(83)	(257)	(153)	(503)
Capital expenditures	(2,621)	(1,129)	(4,809)	(3,040)	(9,612)
Total	9,819	516	40,570	31,614	63,240

REVENUE BY REGION

	13 Weeks Ended			26 Weeks Ended
(Thousands of Dollars)	March 31 2013	March 25 2012	Percent Change	March 31 2013	March 25 2012	Percent Change

Midwest	99,875	102,069	(2.1)	216,610	224,112	(3.3)
Mountain West	31,561	32,402	(2.6)	67,669	69,838	(3.1)
West	10,470	11,282	(7.2)	22,777	24,088	(5.4)
East/Other	18,697	18,879	(1.0)	38,202	37,694	1.3
Total	160,603	164,632	(2.4)	345,258	355,732	(2.9)

SELECTED BALANCE SHEET INFORMATION

(Thousands of Dollars)	March 31 2013	March 25 2012

Cash	21,246	29,655
Debt (Principal Amount)	893,000	965,500

SELECTED STATISTICAL INFORMATION

	13 Weeks Ended			26 Weeks Ended
	March 31 2013	March 25 2012	Percent Change	March 31 2013	March 25 2012	Percent Change

Capital expenditures (Thousands of Dollars)	2,621	1,129	NM	4,809	3,040	58.2
Newsprint volume (Tonnes)	16,161	18,054	(10.5)	33,873	38,311	(11.6)
Average full-time equivalent employees	4,770	5,194	(8.2)	4,838	5,284	(8.4)
Shares outstanding (Thousands of Shares)				52,296	51,701	1.2

NOTES

(1)
This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for final information.

(2)
Adjusted income (loss) and adjusted earnings (loss) per common share, which are defined as income (loss) attributable to Lee Enterprises, Incorporated and earnings (loss) per common share adjusted to exclude both unusual matters and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted income (loss) and adjusted earnings (loss) per common share to income (loss) attributable to Lee Enterprises, Incorporated, and earnings (loss) per common share are included in tables accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The Company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(3)
Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

Results of North County Times operations and The Garden Island operations have been reclassified as discontinued operations for all periods presented.

(4)
Operating cash flow, which is defined as operating income (loss) before depreciation, amortization, impairment charges, curtailment gains and equity in earnings of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) are non-GAAP financial measures. See (2) above. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(5)
Free cash flow from continuing operations, which is defined as operating income (loss), plus depreciation and amortization, impairment charges, stock compensation, financial income and cash income tax benefit, minus curtailment gains, financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (2) above. Reconciliations of free cash flow from continuing operations to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release. Changes in working capital, asset sales and discontinued operations are excluded.